UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
DECEMBER 11, 2007

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2007, the Compensation Committee approved a form of Stock Option Agreement, a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference.  The form of Stock Option Agreement was approved pursuant to the Company's 2007 Stock Incentive Plan for use in granting stock options under the 2007 Stock Incentive Plan.  If the optionee's employment is terminated due to retirement, death or disability, the option will become fully exercisable and will continue to be exercisable until the earlier of 12 months from the date of such termination or the date the option expires by its terms.  If the optionee's employment is terminated for cause, the option will expire and no portion will be exercisable.  If during the term of employment, or during any period following such employment in which the option continues to be exercisable, the optionee engages in competition or solicitation with respect to the Company or any subsidiary without the consent of the Company, the option will expire and no portion will be exercisable.  If the optionee’s employment terminates for any reason other than as described above, the then outstanding and vested portion of the option will continue to be exercisable until the earlier of three months after the date of such termination or the date the option expires by its terms.  Additionally, in the event of a change of control of the Company, the option will become fully exercisable.

Item 9.01. Financial Statements and Exhibits

(d)             Exhibits

Exhibit 10.1 – 2007 Stock Incentive Plan Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                 FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: December 12, 2007                                    /s/ William S. Rowland

                                                                                 William S. Rowland
                                                                                 Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	2007 Stock Incentive Plan Stock Option Agreement